Exhibit 99.1

Skillsoft Raises Full Year Guidance and Reports Strong Financial Results for

the Second Quarter of Fiscal 2022

Results Exceed Expectations with Bookings1 Up 18%

Percipio Bookings Up 47%, Highlighting New Product Momentum and Successful Platform Migration

Acquired Pluma for $22 Million, Adding Valuable Digital Coaching and Professional Development Solution for Emerging Leaders

Recruited Experienced Leadership Team to Oversee Execution of Strategic Priorities, Accelerate Growth and Drive Value Creation

BOSTON, September 14, 2021 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a global leader in corporate digital learning, today announced its financial results for the second quarter of fiscal 2022 ended July 31, 2021. The Company’s results exceeded its expectations, and Skillsoft raised its bookings and adjusted revenue guidance for the full year.

“We are pleased with Skillsoft’s strong performance during our initial quarter as a public company,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “We delivered double-digit bookings growth, won multiple new blue-chip customers, and acquired fast-growing digital coaching platform Pluma, enabling us to offer an on-demand, executive-quality leadership development solution to our customers, which include approximately 70% of the Fortune 1000.”

Mr. Tarr added, “We see substantial opportunity to extend our leadership in the rapidly expanding and highly fragmented corporate learning industry as we innovate and invest in growth. Our new leadership team is executing well against our strategic priorities, and we are well-positioned to create significant value for our customers, shareholders and other stakeholders.”

Fiscal 2022 Second Quarter Financial Highlights2

●	Strong bookings growth across all three business segments, with Content up 9%, Global Knowledge up 30% and SumTotal up 15%; bookings in Content and Global Knowledge combined were up 19%, and total bookings were up 18%;
●	GAAP[3] revenue for the reported period was $106 million and GAAP net loss was $49 million;
●	Adjusted revenue of $176 million grew 5% and adjusted EBITDA of $43 million grew 2%;
●	Combined Percipio and dual deployment dollar retention rate of 103% compared to 102%; and
●	Refinanced long-term debt, reducing annual cash interest expense by approximately $25 million.

1 Bookings is identical to what the Company previously referred to as “order intake” and includes (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months.

2 Growth calculated as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on July 31, 2021.

3 GAAP results include the periods from May 1, 2021 to June 11, 2021 (predecessor) and June 12, 2021 to July 31, 2021 (successor) and reflect the impact of business combination accounting on revenue.

Updated Full Year Fiscal 2022 Outlook

	Updated Outlook	Previous Outlook
Bookings	$690 million to $710 million	$660 million to $690 million
Adjusted Revenue	$670 million to $690 million	$645 million to $675 million
Adjusted EBITDA	Unchanged	$155 million to $175 million

Skillsoft increased its bookings and adjusted revenue outlook for full year fiscal 2022 primarily to reflect better than expected performance in the first half of the year.

The unchanged adjusted EBITDA outlook reflects the Company’s growth investments in content, platform and go-to-market capabilities. Additionally, the Company experienced a delay in realizing business combination synergies due to the timing of transaction close and higher than anticipated D&O insurance costs.

Key Operational Metrics and Non-GAAP Financial Measures

Bookings (previously Order Intake)

The following table sets forth unaudited bookings for the three and six months ended July 31, 2021 and 2020 as if pre-combination Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on July 31:

	Three Months				Six Months
$000s	Ended July 31,		Change		Ended July 31,		Change
	2021	2020	$	%	2021	2020	$	%
Content and Global Knowledge
Percipio	$15,423	$10,465	$4,958	47%	$32,534	$20,582	$11,952	58%
Dual Deployment	31,827	26,734	5,093	19%	41,696	39,409	2,287	6%
Skillport	12,730	18,160	(5,430)	-30%	22,048	32,072	(10,024)	-31%
Total Subscription	$59,980	$55,359	$4,621	8%	$96,278	$92,063	$4,215	5%
Services and One-Time Orders	3,716	3,206	510	16%	6,288	5,011	1,276	25%
Total Content	$63,696	$58,565	5,131	9%	$102,565	$97,075	5,490	6%
Global Knowledge	63,541	48,769	14,772	30%	128,798	105,806	22,992	22%
Total Content + Global Knowledge	$127,237	$107,334	$19,903	19%	$231,363	$202,881	$28,482	14%

SumTotal
Subscription	$21,308	$19,606	$1,702	9%	$42,081	$46,457	$(4,376)	-9%
Services and One-Time Orders	6,150	4,313	1,837	43%	10,801	9,614	1,187	12%
Total SumTotal	$27,458	$23,919	$3,539	15%	$52,882	$56,071	$(3,189)	-6%

Total	$154,695	$131,253	$23,442	18%	$284,255	$258,952	$25,303	10%

Dollar Retention Rate

The following table sets forth dollar retention rates (“DRR”) for the last twelve month (“LTM”) period ended July 31, 2021 and for the three month periods ended July 31, 2021 and 2020 as if Skillsoft and Global Knowledge had been combined and their fiscal quarters had been aligned to end on July 31:

	July 31
	LTM	2021	2020

Percipio	99%	99%	102%
Dual Deployment	102%	104%	102%
Percipio + Dual Deployment	101%	103%	102%

Skillport	78%	88%	68%

Total Content	95%	99%	88%

SumTotal	96%	99%	79%

Capital Structure

The following table sets forth Skillsoft’s cash and cash equivalents and long-term debt as of July 31, 2021:

$000s	July 31,
2021
Assets
Cash and Equivalents	$90,772

Liabilities
Long-Term Debt	$467,399

Weighted average shares outstanding during the period from June 12, 2021 to July 31, 2021 were 133,059,021.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413-9278 from the United States and Canada or (215) 268-9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, focused on transforming today’s workforce for tomorrow’s economy. The Company provides enterprise learning solutions designed to prepare organizations for the future of work, overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business skills, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, its award-winning, AI-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective. Learn more at www.skillsoft.com.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE METRICS

We track several non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

●	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II and Global Knowledge;
●	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;
●	the impact of the ongoing COVID-19 pandemic on our business, operating results and financial condition;
●	fluctuations in our future operating results;
●	our ability to successfully identify, consummate and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;
●	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;
●	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;
●	our ability to market existing products and develop new products;
●	a failure of our information technology infrastructure or any significant breach of security;
●	the effects of pending and future legislation;
●	future regulatory, judicial and legislative changes in our industry;
●	our ability to comply with laws and regulations applicable to our business;
●	the impact of natural disasters, public health crises, political crises, or other catastrophic events;
●	our ability to attract and retain key employees and qualified technical and sales personnel;
●	fluctuations in foreign currency exchange rates;
●	our ability to protect or obtain intellectual property rights;
●	our ability to raise additional capital;
●	the impact of our indebtedness on our financial position and operating flexibility;
●	our ability to successfully defend ourselves in legal proceedings;
●	our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; and
●	our ability to continue to meet applicable listing standards.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in Churchill

Capital Corp. II’s Annual Report on Form 10-K/A for the year ended December 31, 2020 in Part I, Item 1A and in the registration statement on Form S-4 filed by Churchill Capital Corp. II and declared effective by the Securities and Exchange Commission (the “SEC”) on May 27, 2021, and subsequent filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Investors

James Gruskin

james.gruskin@skillsoft.com

Media

Caitlin Leddy

caitlin.leddy@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Successor	Predecessor (SLH)
	July 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$90,772		$71,479
Restricted cash	14,742		2,964
Accounts receivable, less reserves of approximately $2,662 and $294 as of July 31, 2021 and January 31, 2021, respectively	120,980		179,784
Prepaid expenses and other current assets	48,584		30,326
Total current assets	275,078		284,553
Property and equipment, net	15,055		13,780
Goodwill	761,177		495,004
Intangible assets, net	946,731		728,633
Right of use assets	24,578		15,131
Deferred tax asset	3,710		—
Other assets	8,092		8,636
Total assets	$2,034,421		$1,545,737
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Current maturities of long-term debt	$3,600		$5,200
Borrowings under accounts receivable facility	24,822		17,022
Accounts payable	34,514		7,425
Accrued compensation	41,097		36,375
Accrued expenses and other current liabilities	62,473		23,125
Lease liabilities	9,662		4,740
Deferred revenue	165,900		257,549
Total current liabilities	342,068		351,436

Long-term debt	463,799		510,236
Warrant liabilities	28,525		900
Deferred tax liabilities	116,462		81,008
Long term lease liabilities	16,098		13,155
Deferred revenue - non-current	1,749		3,035
Other long-term liabilities	5,045		5,998
Total long-term liabilities	631,678		614,332
Commitments and contingencies	—		—
Shareholders’ equity :
(Predecessor SLH) Shareholders’ common stock- Class A and Class B common shares, $0.01 par value: 1,000,000,000 shares authorized (800,000,000 Class A, 200,000,000 Class B) at January 31, 2021; 4,000,000 shares issued and outstanding (3,840,000 Class A, 160,000 Class B) at January 31, 2021	 —		40
(Successor) Shareholders’ common stock- Class A common shares, $0.0001 par value: 375,000,000 shares authorized and 133,059,021 shares issued and outstanding at July 31, 2021	11		—
Additional paid-in capital	1,297,716		674,333
Accumulated deficit	(237,958)		(93,722)
Accumulated other comprehensive income (loss)	906		(682)
Total shareholders’ equity	1,060,675		579,969
Total liabilities and shareholders’ equity	$2,034,421		$1,545,737

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Successor	Predecessor (SLH)				Predecessor (PL)
	From	From		From
	June 12,	May 1, 2021		February 1,		Three months	Six months
	2021 to July	to June 11,		2021 to June		ended July 31,	ended July 31,
	31, 2021	2021		11, 2021		2020	2020
Revenues:
Total revenues	$57,912		47,935		139,636	116,835	235,164
Operating expenses:
Cost of revenues	28,006		11,360		35,881	21,618	45,831
Content and software development	9,878		7,477		24,084	16,835	33,778
Selling and marketing	22,234		13,438		41,940	34,033	66,769
General and administrative	17,073		4,855		17,217	15,324	32,015
Amortization of intangible assets	20,023		15,959		50,902	12,779	30,148
Impairment of goodwill and intangible assets	 —		—		—	—	332,376
Recapitalization and transaction-related costs	 9,995		5,006		6,938	16,659	32,035
Restructuring	316		(1,240)		(703)	771	1,141
Total operating expenses	107,525		56,855		176,259	118,019	574,093
Operating loss	(49,613)		(8,920)		(36,623)	(1,184)	(338,929)
Other (expense) income, net	(697)		(41)		(493)	898	1,809
Fair value adjustment of warrants	17,115		800		900	 —	 —
Interest income	12		54		64	65	84
Interest expense, net	(9,856)		(5,371)		(16,820)	(61,076)	(167,054)
Reorganization items, net	 —		—		—	(10,593)	(10,593)
Loss before benefit from income taxes	(43,039)		(13,478)		(52,972)	(71,890)	(514,683)
Benefit from income taxes	(5,504)		(1,619)		(3,708)	(909)	(9,800)
Net loss	$(37,535)		(11,859)		(49,264)	(70,981)	(504,883)

Loss per share:
Ordinary – Basic and Diluted (Predecessor)	*		*		*	$(709.10)	$(5,043.79)
Class A and B – Basic and Diluted (Predecessor)	*		$(2.96)		$(12.32)	*	*
Ordinary – Basic and Diluted (Successor)	$(0.28)		*		*	*	*
Weighted average common share outstanding:
Ordinary – Basic and Diluted (Predecessor)	*		*		*	100.1	100.1
Class A and B – Basic and Diluted (Predecessor)	*		4,000		4,000	*	*
Ordinary – Basic and Diluted (Successor)	133,059		*		*	*	*

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASHFLOWS

(IN THOUSANDS)

	Successor		Predecessor (SLH)		Predecessor (PL)
	From		From
	June 12, 2021		February 1, 2021		Six months ended
	to July 31, 2021		to June 11, 2021		July 31,2020
Cash flows from operating activities:
Net loss		$(37,535)		$(49,264)		$(504,883)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation		4,817		—		—
Depreciation		1,705		3,572		5,120
Amortization of intangible assets		20,023		50,902		30,148
Change in bad debt reserve		(170)		(174)		19
Provision for (benefit from) income taxes – non-cash		(6,180)		(5,886)		(11,478)
Non-cash interest expense		434		487		2,829
Impairment of goodwill and intangible assets		--		—		332,376
Right-of-use assets amortizations		1,445		748		1,435
Fair value adjustment to warrants		(17,115)		(900)		—
Non-cash reorganization items, net		—		—		4,818
Changes in current assets and liabilities, net of effects from acquisitions:
Accounts receivable		6,963		88,622		93,124
Prepaid expenses and other assets		(13,065)		3,379		(9,265)
Accounts payable		5,175		(6,417)		(5,520)
Accrued expenses and non-current liabilities		18,026		(18,592)		159,565
Lease liability		(1,690)		(1,301)		(1,942)
Deferred revenue		17,905		(31,365)		(84,773)
Net cash provided by operating activities		738		33,811		11,573
Cash flows from investing activities:
Purchases of property and equipment		(75)		(641)		(2,985)
Internal use software development costs		(881)		(2,350)		(3,401)
Acquisition of Skillsoft, net of cash received		(386,035)		—		—
Acquisition of Global Knowledge, net of cash received		(156,926)		—		—
Acquisition of Pluma, net of cash received		(18,646)		—		—
Net cash used in investing activities		(562,563)		(2,991)		(6,386)
Cash flows from financing activities:
Borrowings under revolving line of credit, net of repayments		—		—		19,500
Borrowings under DIP Facility		—		—		60,000
Proceeds from issuance of Term Loan, net of fees		464,290		—		—
Proceeds from equity investment (PIPE)		530,000		—		—
Principal repayments of capital lease obligations		(137)		(370)		(430)
Repayments of accounts receivable facility, net of borrowings		(9,456)		16,577		(19,270)
Repayments of First and Second Out loans		(605,591)		(1,300)		—
Net cash provided by financing activities		379,106		14,907		59,800
Effect of exchange rate changes on cash and cash equivalents		(250)		203		(2,264)
Net (decrease) increase in cash, cash equivalents and restricted cash		(182,969)		45,930		62,723
Cash, cash equivalents and restricted cash, beginning of period		288,483		74,443		33,804
Cash, cash equivalents and restricted cash, end of period		$105,514		$120,373		$96,527
Supplemental disclosure of cash flow information:
Cash and cash equivalents		$90,772		$117,299		$61,139
Restricted cash		14,742		3,074		35,388
Cash, cash equivalents and restricted cash, end of period		$105,514		$120,373		$96,527

Key Performance Metrics

We use key performance metrics to help us evaluate our performance and make strategic decisions. Additionally, we believe these metrics are useful as a supplement to investors in evaluating the Company’s ongoing operational performance and trends. These key performance metrics are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled metrics presented by other companies.

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period. We believe ARR is useful for assessing the performance of our recurring subscription revenue base and identifying trends affecting our business.

Dollar Retention Rate (“DRR”)

For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Bookings

Bookings (previously referred to as order intake) in any particular period represents orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions and services to our platform

SKILLSOFT CORP.

KEY FINANCIAL METRICS

Bookings

	Three Months		Six Months
	Ended July 31,		Ended July 31,
(In thousands)	2021	2020	2021	2020
Content and Global Knowledge
Percipio	$15,423	$10,465	$32,534	$20,582
Dual Deployment	31,827	26,734	41,696	39,409
Skillport	12,730	18,160	22,048	32,072
Total Subscription	$59,980	$55,359	$96,278	$92,063
Services and One-Time Orders	3,716	3,206	6,288	5,011
Total Content	$63,696	$58,565	$102,565	$97,075
Global Knowledge	63,541	48,769	128,798	105,806
Total Content + Global Knowledge	$127,237	$107,334	$231,363	$202,881

SumTotal
Subscription	$21,308	$19,606	$42,081	$46,457
Services and One-Time Orders	6,150	4,313	10,801	9,614
Total SumTotal	$27,458	$23,919	$52,882	$56,071

Total Bookings	$154,695	$131,253	$284,255	$258,952

Annualized Recurring Revenue

	July 31,	January 31,
(In thousands)	2021	2021
Content and Global Knowledge
Percipio	$84,185	$75,802
Dual Deployment	173,256	161,327
Skillport	60,282	80,245
Total Content	$317,723	$317,374
Global Knowledge	15,273	10,504
Total Content and Global Knowledge	$332,996	$327,878

SumTotal business
SumTotal business	96,020	99,148

Total ARR	$429,016	$427,026

Dollar Rentention Rate

	July 31
	LTM	2021	2020
Dollar Rentention Rate (“DRR”)
Percipio DRR	99%	99%	102%
Dual Deployment DRR	101%	104%	102%
Skillport	78%	88%	68%
Total Content Business DRR	95%	99%	88%
SumTotal	96%	99%	79%

Non-GAAP Financial Measures - Ajusted Revenue

	Skillsoft and Global Knowledge Combined
	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Consolidated
Adjusted subscription revenue	$104,628	$107,874	$205,976	$215,162
Adjusted non-subscription revenue	10,883	10,561	21,011	21,611
Adjusted Global Knowledge revenue	60,976	49,811	115,742	111,216
Total Consolidated adjusted revenue	176,487	168,246	342,729	347,989

Content Business
Adjusted subscription revenue	80,428	81,860	157,950	162,287
Adjusted non-subscription revenue	4,015	3,827	8,178	7,727
Total Content Business adjusted revenue	84,443	85,687	166,128	170,014

Global Knowledge Business
Virtual and on-demand	50,836	40,447	97,563	72,400
Classroom and all other	10,140	9,364	18,179	38,816
Total Global Knowledge adjusted revenue	60,976	49,811	115,742	111,216

SumTotal Business
Adjusted subscription revenue	24,200	26,014	48,026	52,875
Adjusted non-subscription revenue	6,868	6,734	12,833	13,884
Total SumTotal adjusted revenue	$31,068	$32,748	$60,859	$66,759

SKILLSOFT CORP

RECONCILIATION OF NON-GAAP FINANICAL MEASURES – Q2 FY2022

(in thousands)

(Unaudited)

	For the Three Months Ended July 31, 2021
	For the Period from 5/1/21 to 6/11/21	For the Period from 5/1/21 to 6/11/21	For the Period from 6/12/21 to 7/31/21	Non-GAAP Revenue
	Global Knowledge	Skillsoft	Skillsoft (2)	Adjustments (1)	Combined
Revenues:
Total revenues	$25,255	$47,935	$57,912	$45,385	$176,487
Operating expenses
Cost of revenues	11,836	11,360	28,006	6,468	57,670
Content and software development	258	7,477	9,878	—	17,613
Selling and marketing	5,398	13,438	22,234	—	41,070
General and administrative	10,765	4,855	17,073	—	32,693
Amortization of intangible assets	1,063	15,959	20,023	—	37,045
Recapitalization and transaction-related costs		5,006	9,995	—	15,001
Restructuring	146	(1,240)	316	—	(778)
Total operating expenses	29,466	56,855	107,525	6,468	200,314
Operating loss:	$(4,212)	$(8,920)	$(49,613)	$38,917	$(23,828)
Other income (expense), net	(852)	759	16,418	—	16,325
Interest income		54	12	—	66
Interest expense	(1,901)	(5,371)	(9,856)	—	(17,128)
Reorganization items, net		—	—		—
Loss before provision for (benefit from) income taxes	(6,965)	(13,478)	(43,039)	38,917	(24,565)
Provision for (benefit from) income taxes	481	(1,619)	(5,504)	—	(6,642)
Net loss	$(7,446)	$(11,859)	$(37,535)	$38,917	$(17,923)

EBITDA Computation
Interest expense, net	$1,901	$5,317	$9,844	$—	$17,062
Provision for (benefit from) income taxes	481	(1,619)	(5,504)	—	(6,642)
Depreciation and amortization	1,530	17,112	21,728	—	40,370
Impairment of goodwill and intangible assets		—	—	—	—
EBITDA	(3,534)	8,951	(11,467)	38,917	31,808

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	28	446	15	—	489
Plus: Recapitalization and transaction-related costs	7,469	5,006	9,995	—	22,470
Plus: Restructuring and contract terminations	266	(1,240)	316	—	(658)
Plus: Integration and migration related	—	381	500	—	881
Plus: Foreign currency and other non-cash expense	632	(37)	(16,677)	—	(16,082)
Plus: Impact of fresh-start and purchase accounting	—	5,374	32,485	(38,917)	1
Plus: Stock-based compensation expense		—	4,817	—	4,817
Plus: Other add backs	49	(722)	259	—	(414)
Adjusted EBITDA	$4,910	$18,159	$20,243	$—	$43,312

(1) Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

(2) GAAP results of Skillsoft include Global Knowledge subsequent to June 11, 2021.

SKILLSOFT CORP

RECONCILIATION OF NON-GAAP FINANICAL MEASURES – Q2 YEAR-TO-DATE FY2022

(in thousands)

(Unaudited)

	For the Six Months Ended July 31, 2021
	For the Period from 2/1/21 to 6/11/21	For the Period from 2/1/21 to 6/11/21	For the Period from 6/12/21 to 7/31/21	Non-GAAP Revenue
	Global Knowledge	Skillsoft	Skillsoft (2)	Adjustments (1)	Combined
Revenues:
Total revenues	$71,932	$139,636	$57,912	$73,249	$342,729
Operating expenses
Cost of revenues	34,698	35,881	28,006	14,557	113,142
Content and software development	492	24,084	9,878	—	34,454
Selling and marketing	16,404	41,940	22,234	—	80,578
General and administrative	19,765	17,217	17,073	—	54,055
Amortization of intangible assets	2,646	50,902	20,023	—	73,571
Recapitalization and transaction-related costs	—	6,938	9,995	—	16,933
Restructuring	2,764	(703)	316	—	2,377
Total operating expenses	76,770	176,259	107,525	14,557	375,111
Operating loss:	$(4,838)	$(36,623)	$(49,613)	$58,692	$(32,382)
Other income, net	624	407	16,418	—	17,449
Interest income	—	64	12	—	76
Interest expense	(11,970)	(16,820)	(9,856)	—	(38,646)
Reorganization items, net	—	—	—		—
Loss before benefit from income taxes	(16,184)	(52,972)	(43,039)	58,692	(53,503)
Benefit from income taxes	(359)	(3,708)	(5,504)	—	(9,571)
Net loss	$(15,826)	$(49,264)	$(37,535)	$58,692	$(43,933)

EBITDA Computation
Interest expense, net	$11,970	$16,756	$9,844	$—	$38,570
Benefit from income taxes	(359)	(3,708)	(5,504)	—	(9,571)
Depreciation and amortization	4,119	54,474	21,728	—	80,321
Impairment of goodwill and intangible assets	—	—	—	—	—
EBITDA	(95)	18,258	(11,467)	58,692	62,575

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	28	1,153	15	—	1,196
Plus: Recapitalization and transaction-related costs	8,862	6,938	9,995	—	25,795
Plus: Restructuring and contract terminations	2,884	(703)	316	—	2,497
Plus: Integration and migration related	—	1,160	500	—	1,660
Plus: Foreign currency and other non-cash expense	377	134	(16,677)	—	(16,166)
Plus: Impact of fresh-start and purchase accounting	—	23,395	32,485	(58,692)	(2,812)
Plus: Stock-based compensation expense	—	—	4,817	—	4,817
Plus: Other add backs	(1,119)	(300)	259	—	(1,160)
Adjusted EBITDA	$10,938	$50,035	$20,243	$—	$81,216

(1) Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

(2) GAAP results of Skillsoft include Global Knowledge subsequent to June 11, 2021.

SKILLSOFT CORP

RECONCILIATION OF NON-GAAP FINANICAL MEASURES – Q2 FY2021

(in thousands)

(Unaudited)

	For the Three Months Ended July 31, 2020
			Non-GAAP Revenue
	Global Knowledge	Skillsoft	Adjustments (1)	Combined
Revenues:
Total revenues	$44,522	$116,835	$6,889	$168,246
Operating expenses
Cost of revenues	23,339	21,618	6,889	51,846
Content and software development	721	16,835	—	17,556
Selling and marketing	9,302	34,033	—	43,335
General and administrative	7,934	15,324	—	23,258
Amortization of intangible assets	1,862	12,779	—	14,641
Recapitalization and transaction-related costs	—	16,659	—	16,659
Restructuring	2,275	771	—	3,046
Total operating expenses	45,434	118,019	6,889	170,342
Operating loss:	$(912)	$(1,184)	$—	$(2,096)
Other income, net	622	898	—	1,520
Interest income		65	—	65
Interest expense	(7,507)	(61,076)	—	(68,583)
Reorganization items, net	—	(10,593)		(10,593)
Loss before provision for (benefit from) income taxes	(7,797)	(71,890)	—	(79,687)
Provision for (benefit from) income taxes	96	(909)	—	(813)
Net loss	$(7,893)	$(70,981)	$—	$(78,874)

EBITDA Computation
Interest expense, net	$7,507	$61,011	$—	$68,518
Provision for (benefit from) income taxes	96	(909)	—	(813)
Depreciation and amortization	3,640	15,267	—	18,907
Impairment of goodwill and intangible assets	—	—	—	—
EBITDA	3,350	4,388	—	7,738

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	673	3,607	—	4,280
Plus: Recapitalization and transaction-related costs	455	16,659	—	17,114
Plus: Restructuring and contract terminations	1,603	771	—	2,374
Plus: Integration and migration related	—	609	—	609
Plus: Foreign currency and other non-cash expense	(868)	(36)	—	(904)
Plus: Impact of fresh-start and purchase accounting	—	10,593	—	10,593
Plus: Stock-based compensation expense		—	—	—
Plus: Other add backs	291	156	—	447
Adjusted EBITDA	$5,504	$36,747	$—	$42,251

(1) Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.

SKILLSOFT CORP

RECONCILIATION OF NON-GAAP FINANICAL MEASURES – Q2 YEAR-TO-DATE FY2021

(in thousands)

(Unaudited)

	For the Six Months Ended July 31, 2020
			Non-GAAP Revenue
	Global Knowledge	Skillsoft	Adjustments (1)	Combined
Revenues:
Total revenues	$98,502	$235,164	$14,323	$347,989
Operating expenses
Cost of revenues	54,057	45,831	14,323	114,211
Content and software development	1,520	33,778	—	35,298
Selling and marketing	19,918	66,769	—	86,687
General and administrative	16,086	32,015	—	48,101
Amortization of intangible assets	3,723	362,524	—	366,247
Recapitalization and transaction-related costs	—	32,035	—	32,035
Restructuring	4,307	1,141	—	5,448
Total operating expenses	99,612	574,093	14,323	688,028
Operating loss:	$(1,110)	$(338,929)	$—	$(340,039)
Other income (expense), net	(781)	1,809	—	1,028
Interest income	—	84	—	84
Interest expense	(14,562)	(167,054)	—	(181,616)
Reorganization items, net	—	(10,593)		(10,593)
Loss before benefit from income taxes	(16,453)	(514,683)	—	(531,136)
Benefit from income taxes	(211)	(9,800)	—	(10,011)
Net loss	$(16,242)	$(504,883)	$—	$(521,125)

EBITDA Computation
Interest expense, net	$14,562	$166,970	$—	$181,532
Benefit from income taxes	(211)	(9,800)	—	(10,011)
Depreciation and amortization	7,625	35,268	—	42,893
Impairment of goodwill and intangible assets	—	332,376	—	332,376
EBITDA	5,734	19,931	—	25,665

Adjusted EBITDA Computation
Plus: Non-recurring retention and consulting costs	1,362	9,485	—	10,847
Plus: Recapitalization and transaction-related costs	704	32,035	—	32,739
Plus: Restructuring and contract terminations	2,939	1,141	—	4,080
Plus: Integration and migration related	8	1,167	—	1,175
Plus: Foreign currency and other non-cash expense	953	(890)	—	63
Plus: Impact of fresh-start and purchase accounting	—	10,593	—	10,593
Plus: Stock-based compensation expense	—	—	—	—
Plus: Other add backs	(16)	214	—	198
Adjusted EBITDA	$11,684	$73,676	$—	$85,360

(1) Non-GAAP revenue adjustments include the add back of (i) non-cash deferred revenue fair value adjustments and (ii) reseller fees, which are presented on a net basis in GAAP revenue.